UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SHREYA ACQUISITION GROUP

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

244 Fifth Avenue, Suite #1836

New York, New York 10001

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A Ordinary Share, one redeemable warrant and one right entitling the holder to one-fourth of one Class A Ordinary Share	The New York Stock Exchange LLC
Class A Ordinary Shares, par value $0.0001 per share	The New York Stock Exchange LLC
Rights, each entitling the holder to receive one-fourth of one Class A Ordinary Share	The New York Stock Exchange LLC
Redeemable warrants, entitling the holder to purchase one Class A Ordinary Share at $11.50 per share	The New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-290228.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), rights to receive one-fourth of one Ordinary Share upon the completion of an initial business combination and redeemable warrants to purchase one Ordinary Share at $11.50 per share of Shreya Acquisition Group, a Cayman Islands exempted company (the “Registrant”). The description of the units (each consisting of one Ordinary Share, one right and one warrant), the Ordinary Shares, the rights and the warrants of the Registrant, as set forth under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as initially filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2025 (Registration No. 333-290228), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or any prospectus supplement shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 6, 2026	SHREYA ACQUISITION GROUP

	By:	/s/ Anuj Goyal
	Name:	Anuj Goyal
	Title:	Chief Executive Officer and Director

2